RESTATED
                  CERTIFICATE OF INCORPORATION
                               OF
                          AMRESCO, INC.


     The following is the Restated Certificate of Incorporation of AMRESCO, INC., a corporation organized under the laws of Delaware. The original Certificate of Incorporation of AMRESCO, INC. was filed with the Secretary of State of the State of Delaware on July 27, 1977, and said corporation was incorporated under the name "Lifetime Communities, Inc." This Restated Certificate of Incorporation was duly adopted by the directors of said corporation in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware. This Restated Certificate of Incorporation restates and integrates but does not further amend the provisions of the corporation's certificate of incorporation. There is no discrepancy between the provisions of the corporation's certificate of incorporation, as amended, and this Restated Certificate of Incorporation. This Restated Certificate of Incorporation shall be effective at 5:00 p.m. E.D.T. on May 29, 1997.

    The Restated Certificate of Incorporation is as follows:

            FIRST:   The name of this corporation is:

                          AMRESCO, INC.

     SECOND:   The address of its registered office in the  State
of  Delaware,  is 1209 Orange Street, in the City of  Wilmington,
County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD:    The purpose of the corporation is to engage in any
lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

     FOURTH: (a) The total number of shares of stock which the corporation shall have authority to issue is One Hundred and Fifty-Five million (155,000,000) shares which shall be divided into classes as follows: One Hundred and Fifty Million (150,000,000) shares shall be common stock, each share of which shall have a par value of $.05 (five cents ); and five million (5,000,000) shares shall be preferred stock, each share of which shall have a par value of $1.00 (one dollar) having such voting powers, full or limited, or no voting powers, designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof as may be fixed by resolution of the Board of Directors.

     (b) The holders of common stock shall be entitled to one vote for each share of stock held. Subject to limitations prescribed by law, this Certificate of Incorporation, and any resolution adopted by the Board of Directors pursuant to this Article relating to preferred stock:

          (1) the holders of common stock shall have the right to vote for the election of directors of the corporation or on any other matter;

          (2) dividends may be paid upon the common stock as and when declared by the Board of Directors out of any funds legally available therefor;

          (3)  upon any dissolution or distribution of the assets
of   the  corporation,  whether  voluntary  or  involuntary,  the remaining net assets of the corporation shall be distributed pro rata to the holders of the common stock.

     (c) The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of shares of preferred stock in series, and by filing a certificate pursuant to the General Corporation Law of Delaware, to establish the number of shares to be included in each such series, and to fix voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of the shares of each such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

          (1)   the number of shares constituting that series and
     the distinctive designation   of that series;

          (2) the dividend rate on the shares of that series, whether dividends shall be cumulative, and if so, from which date or dates;

          (3)   whether that series shall have voting rights,  in
     addition to the voting rights      provided by law, and,  if
     so, the terms of such voting rights;

          (4) whether that series shall have conversion privileges, and if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

          (5) whether or not the shares of that series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          (6) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation; and

          (7)    any  other  relative  rights,  preferences   and
limitations of that series.

     FIFTH:    The corporation is to have perpetual existence.

     SIXTH: The property, affairs and business of the corporation shall be managed by its Board of Directors consisting of not less than seven (7) nor more than fifteen (15) persons. The exact number of directors within the maximum and minimum limitations specified herein shall be fixed from time to time by resolution of the Board of Directors. The directors shall be classified with respect to the time during which they shall severally hold office by dividing them into three classes, as nearly equal in number as possible. All directors shall hold office until their successors shall be elected and shall qualify. At the first meeting of the stockholders of the corporation held for the election of such classified Board of Directors, the directors of the first class shall be elected for a term of one year, the directors of the second class for a term of two years, and the directors of the third class for a term of three years. At each annual meeting of stockholders held thereafter, the successors to the class of directors whose terms shall expire that year shall be elected to hold office for a term of three years, so that the term of office of one class of directors shall expire in each year. The directors shall have the power, from time to time and at any time, when the stockholders are not assembled at a meeting, to increase or decrease their own number, within the maximum and minimum limitations specified herein, by resolution of the Board of Directors. If the number of directors be increased, all of the additional directors may be elected and classified by a majority of the directors in office at the time of the increase, or, if not so elected prior to the next annual meeting of stockholders, they shall be elected and classified by plurality vote by the stockholders at such annual meeting. Directors need not be stockholders.

     SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

          To make, alter or repeal the bylaws of the corporation.

          To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

          To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

          To determine whether any, and, if any, what part, of the net profits of the corporation or of its net assets in excess of its capital shall be declared in dividends and paid to the stockholders, and to direct and determine the use and disposition of any such net
profits or     such net assets in excess of capital.

          To fix from time to time the amount of profits of the corporation to be reserved as working capital or for any other lawful purpose.

          To establish bonus, profit-sharing or other types of incentive or compensation plans for the employees (including officers and directors) of the corporation and to fix the amount of profits to be distributed or shared and to determine the persons to participate in any such plans and the amounts of their respective participations.

          Subject to the applicable provisions of the bylaws then in effect, to determine from time to time, whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the corporation or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the company except as conferred by the laws of the State of Delaware, unless and until authorized to do so by resolution of the Board of Directors or of the stockholders of the corporation.

          By a majority of the whole Board of Directors, to designate one or more committees, each committee to consist of two or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the bylaws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and, unless the resolution or bylaws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock, provided, however, the bylaws may provide that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

          No contract or other transaction between the corporation and any other corporation and no other act of the corporation shall, in the absence of fraud, in any way be affected or invalidated by the fact that any of the directors of the corporation are pecuniarily or otherwise interested in, or are directors or officers of such other corporation. Any director of the corporation individually or any firm or association of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in any contract or transaction of the corporation, provided that the fact that he individually or such firm or association is so interested shall be disclosed or shall have been known to the Board of Directors and the contract or transaction is approved in good faith by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors may be less than a quorum. Any director of the corporation who is also a director or officer of such other corporation or who is so interested may be counted in determining existence of quorum at any meeting of the Board of Directors which shall authorize any such contract or transaction. Any director of the corporation may vote upon any contract or other transaction between the corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation.

     The corporation shall indemnify, to the full extent that it shall have power under applicable law to do so and in the manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the corporation. The corporation may indemnify, to the full extent it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of, or participant in, another corporation, partnership, joint venture, trust or other enterprise. The indemnification provided by this paragraph shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be such director, officer, employee, agent or participant and shall inure to the benefit of the heirs, executors and administrators of such a person.

     In  addition to the powers and authorities herein before  or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of this Restated Certificate of Incorporation and of the Bylaws of the corporation.

     EIGHTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     NINTH: Meetings of stockholders and directors may be held within or without the State of Delaware, as the Bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation. Elections of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

     TENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this
Certificate of Incorporation, in the manner now or hereafter prescribed by statute or by this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

     Article Sixth may not be amended, altered, changed or repealed without the approval of the holders of 66 & 2/3% of the voting securities of the corporation.

     ELEVENTH: No holder of any of the shares of the stock of this corporation of any class shall be entitled as of right to purchase or subscribe for any unissued stock of any class or any additional stock of any class to be issued by reason of any increase of the authorized capital stock of the corporation of any class, or to purchase or subscribe for bonds, certificates of indebtedness, debentures or other securities or obligations convertible into, or carrying any right to purchase, any stock of any class, but any such unissued stock or such additional authorized issue of any stock or other securities or obligations convertible into, or carrying any right to purchase, any stock of any class, may be issued and disposed of pursuant to resolutions of the Board of Directors to such persons, firms, companies or associations and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its discretion.

     TWELFTH: If any person, firm or corporation (collectively referred to as the "Owner") or any persons, firm or corporation controlling the Owner, controlled by the Owner or under common control with the Owner, or any group of which the Owner or any of the foregoing persons, firms or corporations are members, or any other group controlling the Owner, controlled by the Owner, or under common control with the Owner, owns of record, or owns beneficially, directly or indirectly, more than 5% of any class of equity security of the corporation, then, subject to applicable statutory requirements, any merger or consolidation of the corporation with the Owner, or any sale, lease or exchange of substantially all of the assets of the corporation or the Owner to the other may not be effected without the consent of the holders of a majority of the corporation's securities voted at the meeting called for that purpose, other than those voting securities owned by the Owner, as defined in this Article Twelfth, given in person or by proxy at such meeting.

     THIRTEENTH: No action required or permitted to be taken by the stockholders of the corporation at any annual or special meeting of such stockholders may be taken except at the annual or a special meeting of stockholders duly called as provided in the Bylaws of the corporation. Special meetings of stockholders may be called at any time by the Board of Directors or the Chairman of the Board; and shall be called by the Board of Directors or the Chairman of the Board at the request of the holders of not less than one-tenth of all the shares entitled to vote at the meeting.

     FOURTEENTH: No director of the corporation shall have, or incur, any personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, that this provision shall not eliminate or limit the liability of a director (i) for any breach of such director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law shall be hereafter repealed or modified, the elimination of liability of a director herein provided shall be to the fullest extent permitted by the Delaware General Corporation Law as amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the corporation existing immediately prior to such repeal or modification.

     IN WITNESS WHEREOF, said AMRESCO, INC. has caused this Restated Certificate of Incorporation to be signed by Robert H. Lutz, Jr., its Chairman of the Board and Chief Executive Officer and L. Keith Blackwell, its Vice President, General Counsel and Secretary, this 29th day of May, 1997.


                              AMRESCO, INC.


                              By:________________________________
                                    Robert H. Lutz, Jr.
                                   Chairman of the Board
                                   And Chief Executive Officer


ATTEST:

By:____________________________
     L. Keith Blackwell,Vice President
     General Counsel and Secretary